Exhibit 5.1

faegredrinker.com

Faegre Drinker Biddle & Reath LLP 600 East 96th Street, Suite 600 Indianapolis, Indiana 46240 +1 317 569 9600 main +1 317 569 4800 fax
September 9, 2020

Brickell Biotech, Inc.
5777 Central Avenue
Boulder, Colorado 80301
Ladies and Gentlemen:
We have acted as counsel to Brickell Biotech, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), registering the offer and sale of up to 4,500,000 additional shares of the Company’s Common Stock, par value $0.01 per share (the “Shares”), pursuant to the Brickell Biotech, Inc. 2020 Omnibus Long-Term Incentive Plan (the “Plan”).
For purposes of this opinion letter, we have examined the Plan, the Registration Statement, the Amended and Restated Certificate of Incorporation of the Company, as currently in effect, the Amended and Restated Bylaws of the Company, as currently in effect, and the resolutions of the Company’s board of directors authorizing the issuance of the Shares. We have also examined a certificate of the Secretary of the Company dated the date hereof (the “Certificate”) and originals, or copies certified or otherwise authenticated to our satisfaction, of such corporate records and other records, agreements, instruments, certificates of public officials and documents as we have deemed necessary as a basis for the opinions hereinafter expressed and have reviewed such matters of law as we have deemed relevant hereto. As to facts material to this opinion letter, we have relied upon certificates, statements or representations of public officials, of officers and representatives of the Company (including the Certificate) and of others, without any independent verification thereof.
In our examination, we have assumed: (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies; (v) the authenticity of the originals of such latter documents; (vi) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, documents, instruments, certificates and records we have reviewed; and (vii) the absence of any undisclosed modifications to the agreements and instruments reviewed by us. We have also assumed that the Company’s board of directors, or a duly authorized committee thereof, will have approved the issuance of each award under the Plan prior to the issuance thereof.
Based upon such examination and review, and subject to the foregoing and the other qualifications, assumptions and limitations set forth herein, it is our opinion that all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Shares to be issued in accordance with the Plan and that, when (a) the Shares have been issued and sold as contemplated in the Registration Statement and related prospectus and in accordance with the Plan and the terms of the applicable awards granted under the Plan, and (b) where applicable, the consideration for the Shares specified in the Plan and the terms of any awards granted under the Plan have been received by the Company, the Shares will be legally and validly issued, fully paid and nonassessable.
The foregoing opinions are limited to the General Corporation Law of the State of Delaware.
This opinion speaks only as of the date the Registration Statement becomes effective under the Act, and we assume no obligation to revise or supplement this opinion thereafter. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

Faegre Drinker Biddle & Reath LLP

/s/ Christine G. Long
By: Christine G. Long, Partner